May 2, 2013

SECURITIES  EXCHANGE
COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control

RE	American
Depositary Shares
evidenced by the
American
Depositary Receipts
of
Bankia, S.A.
Form F6 File No
333187129

Ladies and Gentlemen

Pursuant to Rule 424b3
under the
Securities Act of 1933, as
amended, on behalf of The
Bank
of New York Mellon, as
Depositary
for securities against
which
American Depositary
Receipts are
to be issued, we attach a
copy of
the new prospectus
Prospectus
reflecting the change in
ratio from
1 ADS  25  Ordinary Shares
to 1
ADS  1 Ordinary Shares.

As required by Rule 424e,
the
upper right hand corner of
the
Prospectus cover page has
a
reference to Rule 424b3
and to the
file number of the
registration
statement to which the
Prospectus
relates.

Pursuant to Section III B
of the
General Instructions to
the Form F6
Registration Statement,
the
Prospectus consists of the
ADR
certificate with the
revised ratio.

The Prospectus has been
revised to
reflect the new ratio
One 1 American Depositary
Share represents One 1
Share.
Please contact me with any
questions or comments at
212
8152301.

Paul Brophy
Senior Associate
The Bank of New York
Mellon
ADR Division
Encl.
CC Paul Dudek, Esq. Office
of
International Corporate
Finance







101 Barclay Street
22nd Floor
New York, NY 10286


Depositary Receipts